ACKNOWLEDGEMENT and AGREEMENT

BETWEEN:

CEN BIOTECH INC.
(Buyer)

(herein "CEN")

- and –

STEVAN POKRAJAC and TESLA DIGITAL INC. and
TESLA DIGITAL GLOBAL GROUP INC.
(Seller)

(herein "PTT")

WHEREAS CEN Biotech Inc. has agreed to purchase assets of the Tesla Group of Companies, including patent number U.S. 8,723,425;

AND WHEREAS the closing date has been extended to on or before December 31st, 2019;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of ONE ($1.00) DOLLAR and the agreements herein contained, the receipt and sufficient of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

By separate Agreement, CEN Biotech Inc. has agreed to purchase assets including the patented technology of the Tesla Digital Companies. Ownership of the patented technology remains in escrow in the name of STEVAN POKRAJAC until settlement of the terms of the Agreement.

The undersigned acknowledges that CEN Biotech Inc. has been given the non-exclusive right and by this Agreement is given the non-exclusive right to use the patented technology during the interim period which is defined as the date until the Buy-Sell Agreement is settled on or before December 31st, 2019.

It is agreed further that STEVAN POKRAJAC will be paid salary in accordance with the Buy Sell Agreement starting on date of execution of this Agreement.

IN WITNESS WHEREOF the parties hereto have hereunto set their hand and seals this 15th day of April, 2019.

SIGNED, SEALED AND DELIVERED in the presence of:	**CEN BIOTECH INC.** per: Bahige Bassem Chaaban, President I have authority to bind the Corporation
	STEVEN POKRAJAC
	TESLA DIGITAL INC. per: STEVEN POKRAJAC President I have authority to bind the Corporation
	TESLA DIGITAL GLOBAL GROUP INC. Per: STEVEN POKRAJAC President I have authority to bind the Corporation